PATENT LICENSE AGREEMENT

Effective as of October 15, 2007, ("Effective Date"), MARK BRUK, an individual having a place of residence at #302 - 738 Broughton Street, Vancouver, British Columbia, Canada V6G3A7 ("BRUK"), and KUNEKT CORPORATION, a Nevada corporation having a principal place of business at 112 North Curry Street, Carson City, Nevada, U.S.A. 89703-4934 ("LICENSEE"), agree as follows:

WHEREAS, BRUK is the inventor and owns all right, title and interest in and to the Invention and the Licensed Patent application, which Invention is in the field of financial account cards.

WHEREAS, BRUK desires to have the Invention perfected and marketed at the earliest possible time in order that products resulting therefrom may be available for public use and benefit.

WHEREAS, LICENSEE desires a license under said Invention and/or Licensed Patent(s) to develop, manufacture, use, and sell the Licensed Products and Related Services in the Licensed Field of Use.

WHEREAS, BRUK is willing to grant a license under the License Patent in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, terms and conditions hereinafter set forth, the parties hereby agree as follows:

1.

DEFINITIONS

"Agreement" means this Patent License Agreement.

"Invention" means the system and methods defined in the Licensed Patent.

"Licensed Field of Use" means all fields of use.

"Licensed Patent" means any Letters Patent issued upon BRUK's United States Patent Application, "METHOD AND SYSTEM FOR PROCESSING FINANCIAL TRANSACTIONS USING MULTIPLE FINANCIAL ACCOUNTS", Serial Number #11/809,031, filed with the United States Patent and Trademark Office on May 31, 2007; or any foreign patents corresponding thereto, and/or any divisions, continuations, or reissue thereof.

"Licensed Products and Related Services" means any product and/or service, or part thereof, in the Licensed Field of Use, the manufacture, use, offer for sale, sale, or import of which: (a) is covered by a valid claim of an issued, unexpired Licensed Patent directed to the Invention. A claim of an issued, unexpired Licensed Patent shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken; or (b) is covered by any claim being prosecuted in a pending application directed to the Invention.

"LICENSEE" means LICENSEE and its Affiliates. "Affiliate" means any person, corporation, or other business entity which controls, is controlled by, or is under common control with LICENSEE; and for this purpose, “control” of a corporation means the direct or indirect ownership of more than fifty percent (50%) of its voting stock, and “control” of any other business entity means the direct or indirect ownership of greater than a fifty percent (50%) interest in the income of such entity.

2.

GRANT

LICENSEE hereby agrees and BRUK hereby accepts that LICENSEE will repay BRUK all out-of-pocket expenses in respect of the Licensed Patent and LICENSEE shall heretofor be solely responsible for all future expenses in respect of the Licensed Patent; and BRUK hereby grants and LICENSEE hereby accepts a fully paid-up, worldwide, exclusive license to the Licensed Patent, in the Licensed Field of Use, to make, have made, use, offer for sale, sell, lease, rent and export Licensed Products and Related Services for a term commencing as of Effective Date and ending on the expiration of the last to expire of the Licensed Patents.

3.

COMMERCIAL APPLICATION (DILIGENCE)

LICENSEE agrees to use all reasonable efforts and diligence to proceed with the development, manufacture, and sublicensing of the Licensed Products and Related Services, and to diligently develop markets for the Licensed Products and Related Services.

4.

ROYALTIES

The license granted herein is granted on a royalty-free basis.

5.

NEGATION OF WARRANTIES

Nothing in this Agreement is or shall be construed as:

A warranty or representation by BRUK as to the validity or scope of any Licensed Patent;

A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement, is or will be free from infringement of patents, copyrights, and other rights of third parties;

An obligation to bring or prosecute actions or suits against third parties for infringement;

Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of BRUK or other persons other than Licensed Patents, regardless of whether such patents or other rights are dominant or subordinate to any Licensed Patent; or

An obligation to furnish any technology or technological information other than the Licensed Patent.

Except as expressly set forth in this Agreement, BRUK MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCTS AND/OR RELATED SERVICES WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

6.

INDEMNITY

LICENSEE agrees to indemnify, hold harmless, and defend BRUK against any and all claims for death, illness, personal injury, property damage, and improper business practices arising out of the manufacture, use, sale, or other disposition of the Invention, the Licensed Patent, or the Licensed Product and Related Services by LICENSEE.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER, ITS CUSTOMERS, THE USERS OF ANY LICENSED PRODUCTS AND RELATED SERVICES, OR ANY THIRD PARTIES FOR ANY DIRECT, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY DAMAGE OR INJURY TO BUSINESS EARNINGS, PROFITS OR GOODWILL SUFFERED BY ANY PERSON ARISING FROM ANY USE OF THE LICENSED PATENTS, LICENSED PRODUCTS AND RELATED SERVICES, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES, INFRINGEMENT OF INTELLECTUAL PROPERTY, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.

TERMINATION

LICENSEE may terminate this Agreement by giving BRUK notice in writing at least thirty (30) days in advance of the Effective Date of termination selected by LICENSEE. The effect of termination under this Section 7.1 is that the license granted under Section 2 shall revert back to BRUK.

BRUK may terminate this Agreement immediately in the event LICENSEE is in breach of Section 2, specifically in respect of the payment of expenses in respect of the Licensed Patent. The effect of termination under this Section 7.2 is that the license granted under Section 2 shall revert back to BRUK.

BRUK may terminate this Agreement effective upon written notice to LICENSEE in the event LICENSEE materially breaches this Agreement and such breach remains uncured for thirty (30) days following written notice of such breach, unless such breach is incurable in which event termination shall be immediate upon receipt of written notice. The effect of termination under this Section 7.3 is that the license granted under Section 2 shall revert back to BRUK.

BRUK may terminate this Agreement by written notice if LICENSEE: (a) becomes insolvent; (b) files a petition, or has a petition filed against it, under any laws relating to insolvency, and the related insolvency proceedings are not dismissed within sixty (60) days after the filing of such petition; (c) enters into any voluntary arrangement for the benefit of its creditors; (d) appoints, or has appointed on its behalf, a receiver, liquidator or trustee of any of such party's property or assets; or (e) ceases to carry on business in the ordinary course. The effect of termination under this Section 7.4 is that the license granted under Section 2 shall revert back to BRUK.

Surviving any termination or expiration are any cause of action or claim of LICENSEE or BRUK, accrued or to accrue, because of any breach or default by the other party; and the provisions of Articles 5 and 6; and any other provisions that by their nature are intended to survive.

8.

MISCELLANEOUS

Marking - Prior to the issuance of patents on the Invention, LICENSEE agrees, when practical and consistent with LICENSEE’s practices, to mark the Licensed Products and Related Services (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending," and following the issuance of one or more patents, with the numbers of the Licensed Patent.

Names and Marks - Each party agrees not to identify the other party in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof, without the other party's prior written consent. Either party may disclose the existence of this Agreement.

Infringement by Others: Protection of Patents - LICENSEE shall promptly inform BRUK of any suspected infringement of any Licensed Patent by a third party.

Sublicense - LICENSEE may grant sublicenses.

Assignment - LICENSEE may not assign this Agreement.

Dispute Resolution – The parties hereto agree to resolve any dispute or disagreements, excluding any dispute relating to patent validity or infringement, which may arise during the course of this Agreement as follows:

First, BRUK and LICENSEE’s senior management will meet to attempt in good faith to resolve such dispute or disagreement;

If no resolution is reached, either party may request a one-day meeting with a mediator;

If no resolution is reached by mediation, such dispute or disagreement will be submitted for binding arbitration pursuant to the rules of the Arbitration and Mediation Institute of Canada Inc.

Notices - Notices will be given by (a) certified mail (b) fax, (c) courier service, or (d) electronic mail (e-mail). Certified mail or courier service notice is effective on the earlier of 5 days from being deposited for delivery or the date on the mail or courier receipt. Fax and e-mail notice are effective when the sender receives confirmation that the fax was sent or the e-mail received. A party will send notice to the following mail or e-mail address or another address about which the party gives 30 days prior written notice:

TO BRUK:

TO LICENSE:

Attention: Mark Bruk

Attention: Kunekt Corporation

#302 - 738 Broughton Street

112 North Curry Street

Vancouver, British Columbia

Carson City, Nevada

Canada V6G3A7

U.S.A. 89703-4934

Fax: 435.921.3672

Fax: 866.386.6365

Email: mark@bruk.com

Email: legal@kunekt.com

Scope of Agreement - This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter hereof. No representative of BRUK or LICENSEE has been authorized to make any representation, warranty, or promise not contained herein.

Applicable Law - This Agreement shall be governed by the laws of the Province of British Columbia applicable to agreements negotiated, executed and performed wholly within British Columbia.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

BRUK /s/ MARK BRUK Signed: Name: Mark Bruk Date: October 15, 2007	LICENSEE /s/ MARK BRUK Signed: Name: Mark Bruk Title: President Date: October 15, 2007